UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2011

NXXI INC.
(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of	(Commission file Number)	(IRS Employer
Incorporation)		Identification No.)

4 Manhattanville Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy and Receivership

As previously disclosed, on August 26, 2011, Nutrition 21, Inc. (the “Company”), on its behalf and on behalf of its wholly-owned subsidiaries (together with the Company, the “Debtors”), filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 11-23712) (the “Bankruptcy Case”).

Pursuant to the Amended and Restated Asset Purchase and Sale Agreement, dated as of November 1, 2011, entered into by and among the Company and Nutrition 21, LLC, as sellers, and N21 Acquisition Holding, LLC, as purchaser, relating to the sale of substantially all of the Debtors’ assets (the “Sale”) and the Bankruptcy Court’s order on November 18, 2011 granting the Debtors’ motion to approve the Sale, the Company filed with the Bankruptcy Court a Notice of Change of Case Caption on November 30, 2011.  Pursuant to such notice, each of the Company and Nutrition 21, LLC confirmed that it had changed its name by filing with the Secretary of State of the State of New York an amendment to its certificate of incorporation or articles of organization, as applicable.  As a result, the Company is now known as “NXXI Inc.” and Nutrition 21, LLC is now known as “NXXI SUB LLC”.

On December 23, 2011, the Bankruptcy Court entered an order confirming the Second Amended Joint Chapter 11 Plan of Nutrition 21, Inc. et al. (the “Plan”).  Pursuant to the Plan:

•
Proceeds from the Sale will be distributed to satisfy the administrative expenses of the Debtors’ estates and the claims of the Company’s and NXXI SUB LLC’s creditors, with any remaining proceeds to be used to satisfy amounts owing to holders of the Company’s Series J 8% Convertible Preferred Stock (the “Series J Preferred Stock”);

•	All 17,750 outstanding shares of the Series J Preferred Stock will be cancelled, with holders of the Series J Preferred Stock receiving liquidating trust interests;

•
All 254,568,723 outstanding shares of the Company’s common stock will be cancelled, causing such shares to be null, void and worthless, and in such event, the holders of the Company’s common stock will not be entitled to receive or retain any cash, securities or other property on account of their cancelled shares of common stock; and

•	The Company will be wound down and dissolved.

The Plan provides that no distributions will be made in respect of the Company’s common stock.

The Company expects the Plan to be consummated shortly, upon satisfaction or waiver of the conditions precedent specified therein.  In accordance with the Bankruptcy Code, technical amendments may be made to the Plan prior to its effectiveness.

The foregoing description of the confirmed Plan is only a summary and is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.  A copy of the Plan may be viewed by accessing the Bankruptcy Court’s website at http://www.nysb.uscourts.gov.  The information set forth on such website shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.

Information as to the assets and liabilities of the Company as of November 30, 2011, in the form in which it was furnished to the Bankruptcy Court, was attached as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 22, 2011, which exhibit is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Second Amended Joint Chapter 11 Plan of Nutrition 21, Inc. et al.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements which are intended to fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The words “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “might,” “possible,” “potential,” “propose,” “seek,” “should,” “will,” “would” and other similar expressions generally identify (but are not the exclusive means of identifying) forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

The forward-looking statements contained herein are based largely on the Company’s current expectations and assumptions and are subject to a number of risks and uncertainties, including without limitation: the process and outcome of the Bankruptcy Case; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Bankruptcy Case; the Company’s ability to consummate the Plan; the effects of the Bankruptcy Case on the Company and the interests of various creditors, equity holders and other constituents; risks and uncertainties identified in the Plan; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2011, or that have not yet been identified by the Company’s management.

Actual results could differ materially from the results referred to in the forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this Current Report on Form 8-K will in fact occur.  The Company makes no commitment to revise or update any forward-looking statements to reflect any facts, events or circumstances after the date any such statement is made that may bear upon any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

NXXI Inc.
f/k/a Nutrition 21, Inc.
(Registrant)

Date: December 27, 2011	By:	/s/ Michael A. Zeher
Michael A. Zeher
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Amended Joint Chapter 11 Plan of Nutrition 21, Inc. et al.